                                                                     EXHIBIT 4.1
                                                                     -----------

                                   GSV, INC.

                           CONVERTIBLE PROMISSORY NOTE


     THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF OR IN RESPECT OF INTEREST PAYMENTS HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE DISTRIBUTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND LAWS.


$200,000                                                      As of May 11, 2004

     FOR VALUE RECEIVED, GSV, INC., a Delaware corporation ("Company"), with its principal office at 191 West Post Road, Westport, Connecticut 06880, hereby promises to pay to the order of D. EMERALD INVESTMENTS LTD., an Israeli corporation ("Holder"), with its principal office at 85 Medinat Ha-Yehudim Street, Herzeliya, Israel (the "Holder's Office"), or its assigns, on May 10, 2006 (the "Maturity Date"), the principal amount of TWO HUNDRED THOUSAND DOLLARS ($200,000) (the "Principal Amount"), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts, together with interest on the unpaid balance of said Principal Amount from time to time outstanding at the rate of eight percent (8%) per annum ("Contract Interest"). Accrued Contract Interest shall be payable quarterly in arrears on the last day of each calendar quarter commencing on June 30, 2004, and on the Maturity Date (the "Interest Payment Dates"). Unless the Note has been converted by the Holder prior to the Maturity Date pursuant to the terms of this Note, the unpaid Principal Amount, together with the then accrued unpaid Contract Interest and all other amounts owed hereunder, shall be due and payable on the Maturity Date. At the Holder's option, Contract Interest shall be payable either in cash or in shares of common stock, $.001 par value per share, of the Company ("Common Stock") (the number of shares to be calculated as set forth below). If the Holder elects to receive any Contract Interest payment in the form of shares of the Company's Common Stock, the Holder shall given the Company notice of such election at least fifteen (15) business days prior to the applicable interest Payment Date. The number of shares of Common Stock to be issued to the Holder shall be calculated by dividing the amount of Contract Interest payable for the applicable period by the Conversion Price (as defined below). Payment of the Principal Amount and Contract Interest hereunder shall be made by wire transfer of immediately available good funds, to such bank account as the Holder may designate by notice to the Company prior to any such payment, or, with respect to Contract Interest that the Holder has elected to receive in shares of Common Stock, by delivery of share certificates of Common Stock to the Holder at the Holder's Office, or at such other place as the Holder , by notice to the Company, may designate from time to time for that purpose.

     In the event that the outstanding Principal Amount and all accrued and unpaid Contract Interest are not paid in full on or before the Maturity Date, then the outstanding Principal Amount and all accrued and unpaid Contract Interest thereon shall thereafter bear a default interest ("Default Interest") at a rate per annum equal to twelve percent (12%) until the outstanding Principal Amount and all accrued and unpaid Contract Interest and Default Interest thereon shall have been paid in full by the Company to the Holder.

     This Note is subject to prepayment in whole or in part at any time and from time to time without penalty or premium, but with Contract Interest on the amount prepaid to the date of prepayment. All prepayments will first be applied to the repayment of accrued fees and expenses, then to Default Interest accrued on this Note through the date of such prepayment until all then outstanding accrued Default Interest has been paid, then to Contract Interest accrued on this Note through the date of such prepayment until all then outstanding accrued Contract Interest has been paid, and then shall be applied to the repayment of the Principal Amount.

     1. Default.

        1.1 Events of Default. Upon the occurrence of any of the following events (herein "Events of Default"):

        (i) The Company shall fail to pay the Principal Amount on the Maturity Date or any Contract Interest payment on the due date thereof;

        (ii) (A) The Company shall commence any proceeding or other action relating to it in bankruptcy or seek reorganization, arrangement, readjustment of its debts, receivership, dissolution, liquidation, winding-up, composition or any other relief under any bankruptcy law, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing; or (B) the Company shall admit the material allegations of any petition or pleading in connection with any such proceeding; or (C) the Company shall apply for, or consent or acquiesce to, the appointment of a receiver, conservator, trustee or similar officer for it or for all or a substantial part of its property or admit generally an inability to pay its debts as they become due; or (D) the Company shall make a general assignment for the benefit of creditors;

        (iii) (A) The commencement of any proceedings or the taking of any other action against the Company in bankruptcy or seeking reorganization, arrangement, readjustment of its debts, liquidation, dissolution, arrangement, composition, or any other relief under any bankruptcy law or any other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing and the continuance of any of such event for thirty
     (30) days undismissed, unbonded or undischarged; or (B) the appointment of a receiver, conservator, trustee or similar officer for the Company for any of its property and the continuance of any of such event for thirty (30) days undismissed, unbonded or undischarged; or (C) the issuance of a warrant of attachment, execution or similar process against any of the property of the Company and the continuance of such event for thirty (30) days undismissed, unbonded and undischarged;

        (iv) Any of the Company's representations or warranties contained herein or in the Purchase Agreement (the "Purchase Agreement") between the Company and the Holder or the Warrant to Purchase Stock (the "Warrant") issued to the Holder, each such agreement dated the date hereof, is determined by a court of competent jurisdiction as false or misleading in any material respect;

        (v) The Company shall breach or fail to perform or observe any obligation, covenant, term, condition, provision or agreement of the Company contained in this Note, the Purchase Agreement or the Warrant, after giving effect to any applicable notice provisions and cure periods; provided, however, that with respect to a failure to comply with any of the provisions of Sections 2.2(a) and (c) of this Note, such failure is not remedied within twenty (20) days after the Company's receipt of written notice of same; or

        (vi) Failure of the Company to ensure that any conversion of this Note or any Contract Interest hereon properly requested by the Holder is effected by the Company;

then, and in any such event, the Holder, at its option and without written notice to the Company, may declare the entire Principal Amount of this Note then outstanding together with any accrued unpaid Contract Interest thereon (payable either in cash or shares of Common Stock) and Default Interest (if applicable) immediately due and payable, and the same shall forthwith become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, and exercise any and all other legal or equitable rights resulting therefrom. The Events of Default listed herein are solely for the purpose of protecting the interests of the Holder of this Note.

        1.2 Non-Waiver and Other Remedies. No course of dealing, delay or omission on the part of the Holder of this Note in exercising any right hereunder shall operate as a waiver or otherwise prejudice the right of the Holder of this Note. Holder shall not be deemed to have waived any of its rights under this Note unless such waiver is in writing and signed by Holder. A waiver in writing by Holder on one occasion shall not be construed as a consent to or a waiver of any right or remedy on any future occasion. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

        1.3 Collection Costs; Attorney's Fees. In the event this Note is turned over to an attorney for collection or the Holder otherwise seeks advice of an attorney in connection with the exercise of its rights hereunder upon the occurrence of an Event of Default, the Company agrees to pay all actual costs of collection, including reasonable attorney's fees and expenses and all out of pocket expenses incurred in connection with such collection efforts, which amounts may, at the Holder's option, be added to the Principal Amount hereof.

     2. Obligation to Pay Principal and Interest; Covenants. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount of, Contract Interest and Default Interest, if applicable, on this Note at the place, at the respective times, at the rates, and in the currency or securities herein prescribed.

        2.1 In no event shall the amount or rate of interest due and payable under this Note exceed the maximum amount or rate of interest allowed by applicable law and, in the event any such excess payment is made by Company or received by Holder, such excess sum shall be credited as a payment of Principal Amount (or if no Principal Amount remains outstanding, shall be refunded to the Company). It is the express intent hereof that the Company shall not pay and Holder not receive, directly or indirectly or in any other manner, interest in excess of that which may be lawfully paid under applicable law. All interest (including all charges, fees or other amounts deemed to be interest) which is paid or charged under this Note shall, to the maximum extent permitted by applicable law, be amortized, allocated and spread on a pro rata basis throughout the actual term of this Note.

        2.2 Covenants. The Company covenants and agrees that, while this Note is outstanding, it shall:

            (a) Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any properties belonging to it before the same shall be in default; provided, however, that the Company shall not be required to pay any such tax, assessment, charge or levy that is being contested in good faith by proper proceedings and adequate reserves for the accrual of same are maintained if required by generally accepted accounting principles;

            (b) Preserve its corporate existence and continue to engage in business of the same general type as conducted as of the date hereof;

            (c) Comply in all respects with all statutes, laws, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations and requirements ("Requirement(s)") of all governmental bodies, departments, commissions, boards, companies or associations insuring the premises, courts, authorities, officials, or officers, that are applicable to the Company; except when the failure to comply would not have a material adverse effect on the Company; provided that nothing contained herein shall prevent the Company from contesting in good faith the validity or the application of any Requirements.

     3. Conversion.

        3.1 Right to Convert. At any time prior to May 10, 2005, the Holder may, at its option, by written notice to the Company ("Conversion Notice"), elect to convert this Note and all accrued and unpaid Contract Interest thereon, in whole but not in part, into Common Stock at the price of $.70 per share of Common Stock (the "Conversion Price"), as adjusted to reflect stock dividends, stock splits, recapitalizations and the like pursuant to Section 3.3 below.

        3.2 Conversion Process. The Holder shall deliver to the Company the Conversion Notice in the form attached hereto as Exhibit A. Promptly after the receipt of such Conversion Notice, the Company shall issue and deliver to the Holder a certificate, registered in the name of the Holder, representing the number of shares of Common Stock to which the Holder is entitled upon such conversion.

        3.3  Adjustments.

             (a) Stock Dividends, Splits, Etc. If the outstanding shares of the Company's Common Stock shall be subdivided or split into a greater number of shares or a dividend in Common Stock shall be paid in respect of the outstanding Common Stock, the Conversion Price in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or split or immediately after the record date of such dividend (as the case may be), be proportionately decreased. If the outstanding shares of Common Stock shall be combined or reverse-split into a smaller number of shares, the Conversion Price in effect immediately prior to such combination or reverse split shall, simultaneously with the effectiveness of such combination or reverse split, be proportionately increased.

             (b) Reclassification, Exchange or Substitution. Upon any reclassification, recapitalization, exchange, substitution, reorganization or other event that results in a change of the number and/or class of the Common
Stock, lawful provision shall be made so that Holder shall be entitled thereafter to receive, upon conversion of this Note and/or any accrued Contract Interest hereon, the number and kind of securities and property that Holder would have been entitled to receive if the Principal Amount of and/or accrued Contract Interest, as the case may be, as to which conversion is requested, and as of the date conversion is requested, had been converted immediately before such reclassification, recapitalization, exchange, substitution, reorganization or other event. In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of Holder such that the provisions set forth in this
Section 3 (including provisions with respect to the Conversion Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of this Note and/or any accrued interest hereon. The provisions of this Section 3.3(b) shall similarly apply to successive reclassifications, recapitalizations, exchanges, substitutions, reorganizations or other events.

             (c) Adjustments for Diluting Issuances. If the Company shall issue, after the date of this Note, any Equity Securities (as defined below) at a price per share or conversion price or exercise price lower than the Conversion Price in effect immediately before such Equity Securities are issued, in all such cases the Conversion Price shall be adjusted to equal the price per share or the conversion price or the exercise price of such Equity Securities, as applicable. The foregoing shall not apply to issuance of common stock or preferred stock the proceeds of which will be payable to the Company in immediately available funds upon issuance thereof.

For purposes of this Note, the term "Equity Securities" shall mean any securities evidencing an ownership interest in the Company, or any securities having voting rights in the election of the Board of Directors of the Company not contingent upon default, or any securities convertible into or exercisable for any class of shares of the Company, or any agreement or commitment to issue any of the foregoing.

             (d) Fractional Shares. No fractional shares shall be issuable upon conversion of this Note and/or any accrued Contract Interest hereon and the number of shares to be issued shall be rounded up to the nearest whole share.

             (e) Certificate as to Adjustments. Upon each adjustment of the Conversion Price or number of shares, the Company at its expense, shall promptly compute such adjustment, and furnish the Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish the Holder with a certificate setting forth the new Conversion Price and/or number of shares of Common Stock or other securities and the series of adjustments leading thereto.

             (f) Price Adjustment. No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease in the Conversion Price of at least $0.01; provided, however, that any adjustments that by reason of this subsection are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 3 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

        3.4 No Impairment. The Company shall not, by amendment of its Certificate of Incorporation, as amended, or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Note by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Section 3 and in taking all such action as may be necessary or appropriate to protect the Holder's rights under this Article against impairment.

     4. Miscellaneous.

        4.1 Required Consent. The Company may not modify any of the terms of this Note without the prior written consent of the Holder.

        4.2 Lost Documents. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and upon surrender and cancellation of such Note, if mutilated, the Company will make and deliver in lieu of such Note a new Note of like tenor and unpaid principal amount and dated as of the original date of the Note.

        4.3 Legends. This Note and any Common Stock or other securities issued upon conversion of this Note and/or conversion of any accrued interest hereon shall be imprinted with a legend in substantially the following form:

          THIS SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE DISTRIBUTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND LAWS.

        4.4 Benefit. This Note shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

        4.5 Notices and Addresses. All notices, offers, acceptances and any other acts under this Note (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressee in person, by overnight courier service or similar receipted delivery, or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

        To the Holder:          To the Holder's address on page 1 of this Note,
                                Attn.:  Roy Harel, Manager

        With a copy to:         Kantor, Elhanani,  Tal & Co. Law Offices
                                74 -76 Rothschild Blvd.

                                Tel-Aviv, Israel 65785
                                Attn: Dana Yagur, Adv.

        To the Company:         To the Company's address on page 1 of this Note,

                                Attn: Gilad Gat, Chief Executive Office and
                                     President

        With a copy to:         Davis & Gilbert LLP
                                1740 Broadway
                                New York, New York 10019
                                Attn:  Ralph W. Norton, Esq.

or to such other address as any party, by notice to the other parties, may designate from time to time. Time shall be counted to, or from, as the case may be, the delivery in person or five business days after mailing.

        4.6 Governing Law and Jurisdiction. This Note will be deemed to have been made and delivered in New York City and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. Each of the Company and the Holder hereby (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement will be instituted exclusively in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum for such suit, action or proceeding, (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York and the United States District Court for the Southern District of New York in any such suit, action or proceeding, (iv) agrees to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and (v) agrees that service of process upon it mailed by certified mail to its address set forth in Section 4.4 above will be deemed in every respect effective service of process upon it in any suit, action or proceeding.

        4.7 Section Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Note.

        4.8 Interpretation. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

        4.9 Assignment. All rights of Holder under this Note may be assigned by Holder to any third party and all rights of Holder hereunder shall inure to the benefit of its transferees, successors and assigns.

        4.10 No Rights as Stockholder. Until the conversion of this Note or conversion of any accrued interest hereon, the Holder of this Note shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

        IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representatives of the Company and the Holder.

                                        GSV, INC.


                                        By:/s/ Gilad Gat
                                           -------------
                                           Gilad Gat

                                           Chief Executive Officer and President


                                        Accepted and Agreed:

                                        D. EMERALD INVESTMENTS LTD.


                                        By:/s/ Roy Harel
                                           -------------
                                           Roy Harel

                                           Manager